As filed with the Securities and Exchange Commission on May 21, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CSP Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2441294 (I.R.S. Employer Identification No.)
175 Cabot Street Lowell, Massachusetts 01854
(Address of Principal Executive Offices including zip code)

CSP Inc.
2015 Stock Incentive Plan
(Full title of the plan)

Victor Dellovo
Chief Executive Officer
CSP Inc.
175 Cabot Street
Lowell, Massachusetts 01854
(Name and address of agent for service)

(978) 954-5038
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $.01 per share	300,000	$14.485	$4,345,500	$526.68

(1)
This Registration Statement covers shares of Common Stock of CSP Inc. (“Common Stock”) which may be offered or sold pursuant to the CSP Inc. 2015 Stock Incentive Plan. This Registration Statement shall also cover any additional shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(c) under the Securities Act of 1933.

(2)
Pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the amount of the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the average of the high and low sales prices per share of CSP Inc. Common Stock on May 17, 2019, as reported on the Nasdaq Global Market with respect to the 300,000 shares of Common Stock issuable under 2015 Stock Incentive Plan registered herein.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .0001212.

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 300,000 shares of our Common Stock issuable pursuant to the provisions of our 2015 Stock Incentive Plan (the “Plan”). The earlier registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2015 (File No. 333-207229) relating to the Plan is incorporated by reference into this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on December 27, 2018;

(b)
Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 13, 2019, and Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

(c)	Registrant’s Current Report on Form 8-K filed with the SEC on February 14, 2019 and the Registrant’s Current Report on Form 8-K/A filed with the SEC on May 17, 2019;

(d)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act (including any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.    Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit

Number	Exhibit
4.1    Articles of Organization of the Company and amendments thereto (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the Commission on December 26, 2007)

4.2    By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the Commission on December 20, 2012)
5.1*    Opinion of Arent Fox LLP
10.1    CSP Inc. 2015 Stock Incentive Plan (incorporated herein by reference to Annex A to the Registrant’s Supplement to Proxy Statement on Schedule 14A, as filed with the SEC on January 25, 2019)
23.1*    Consent of RSM US LLP
23.2*    Consent of Arent Fox LLP (included within Exhibit 5.1)
24.1*    Power of Attorney (included with signature pages)
____________
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Lowell, Commonwealth of Massachusetts on May 21, 2019.

CSP INC.

By: /s/ Gary Levine
Name: Gary Levine
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Each person, in so signing, also hereby makes, constitutes and appoints Victor Dellovo and Gary Levine, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Victor Dellovo Victor Dellovo	Chief Executive Officer and President (principal executive officer)	May 21, 2019
/s/ Gary Levine Gary Levine	Chief Financial Officer (principal financial officer)	May 21, 2019
/s/ Mike Newbanks Mike Newbanks	Vice President of Finance (chief accounting officer)	May 21, 2019
/s/ C. Shelton James C. Shelton James	Director	May 21, 2019
/s/ Raymond Charles Blackmon Raymond Charles Blackmon	Director	May 21, 2019
/s/ Marilyn T. Smith Marilyn T. Smith	Director	May 21, 2019
/s/ Izzy Azeri Izzy Azeri	Director	May 21, 2019

CSP INC.
INDEX TO EXHIBITS

Exhibit

Number	Exhibit
4.1    Articles of Organization of the Company and amendments thereto (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the Commission on December 26, 2007)
4.2    By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the Commission on December 20, 2012)
5.1*    Opinion of Arent Fox LLP
10.1    CSP Inc. 2015 Stock Incentive Plan (incorporated herein by reference to Annex A to the Registrant’s Supplement to Proxy Statement on Schedule 14A, as filed with the SEC on January 25, 2019)
23.1*    Consent of RSM US LLP
23.2*    Consent of Arent Fox LLP (included within Exhibit 5.1)
24.1*    Power of Attorney (included with signature pages)
____________
*Filed herewith